UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2018

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.
On May 21, 2018, TRT 1100 Campus Road LLC, a wholly-owned subsidiary of Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) entered into a lease termination agreement (the "Termination Agreement") with the tenant at our Campus Road Office Center property located in Princeton, New Jersey, effective as of April 30, 2019 (the "Termination Date"). Under the Termination Agreement, the tenant will pay $14.0 million in consideration, which we expect to receive in the second quarter of 2018. In accordance with accounting principles generally accepted in the U.S., we will recognize this payment as rental revenue on a straight-line basis through the Termination Date. Accordingly, we expect this to have a meaningful impact on earnings over the period this payment is recognized.
On May 8, 2018, TRT 1100 Campus Road LLC entered into a long-term lease agreement with a new tenant to occupy the Campus Road Office Center, which will commence no earlier than May 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
May 25, 2018
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)